SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                             JACOBSON STORES INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     1) Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:











                             Jacobson Stores Inc.



                                    NOTICE

                                      OF

                                ANNUAL MEETING

                                     AND

                               PROXY STATEMENT












                             Jacobson Stores Inc.

               3333 Sargent Road, Jackson, Michigan 49201-8847
                NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                                 May 25, 2000

                            TO THE SHAREHOLDERS OF
                            JACOBSON STORES INC.:


        The 2000 Annual Meeting of Shareholders of Jacobson Stores Inc. will be held at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, on Thursday, May 25, 2000, at 11:30 a.m., local time, for the following purposes:

             (1) To elect Leslie E. Dietzman, Paul W. Gilbert, Philip H. Power and Robert L. Rosenfeld as Class II Directors, to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified;

             (2) To consider and act on a proposal to appoint Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending February 3, 2001; and

             (3) To transact any other business that may properly come before the meeting or any adjournments thereof.

        Common shareholders of record at the close of business on March 27, 2000 will be entitled to notice of and to vote at the meeting.

        Your attention is directed to the proxy statement submitted with this notice.



                                      By order of the Board of Directors,
                                      RICHARD Z. ROSENFELD, Secretary

Jackson, Michigan, April 10, 2000




------------------------------------------------------------------------------
            It is important that your shares be represented at the
                   meeting, even if you expect to attend.
            PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.
------------------------------------------------------------------------------






                             JACOBSON STORES INC.
                               PROXY STATEMENT
                                     FOR
                     2000 ANNUAL MEETING OF SHAREHOLDERS

      This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Jacobson Stores Inc. (the "Company") for use at its 2000 Annual Meeting of Shareholders, to be held Thursday, May 25, 2000, at 11:30 a.m., local time, at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This proxy statement and the enclosed form of proxy are first sent or given to security holders on or about April 10, 2000.

      If the enclosed proxy is properly executed and returned to Norwest Shareowner Services, P.O. Box 64859, St. Paul, MN 55164-9445, all shares represented will be voted in the manner specified. A proxy may be revoked at any time before it is exercised.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      As of March 1, 2000, 5,788,209-2/3 shares of the Company's Common Stock, par value $1 per share, were outstanding and entitled to vote. Common shareholders of record at the close of business on March 27, 2000 will be entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on the record date. Shares may not be voted cumulatively.

      The following table and the corresponding explanations on pages 2 and 3 provide information as of March 1, 2000 (or in 3 cases, December 31, 1999) about each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is its only class of voting securities:

                                       Amount and Nature of    Percent
Name and Address of Beneficial Owner   Beneficial Ownership    of Class
------------------------------------   --------------------    --------

David L. Babson and Company Incorporated      582,400           10.1%
    One Memorial Drive
    Cambridge, Massachusetts 02142-1300

Dimensional Fund Advisors Inc.                417,300            7.2
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

Franklin Resources, Inc.                      384,300            6.6
    777 Mariners Island Blvd
    San Mateo, California 94404

Mark K. Rosenfeld                             364,505(1)         6.3
    4816 Culbreath Isles Rd
    Tampa, Florida 33629

Robert L. Rosenfeld, Ph.D                     354,320-1/3(2)     6.1
    4535 Fourth Road North
    Arlington, Virginia 22203-2342

David A. Rosenfeld                            327,909(3)         5.7
    180 Grand Ave., Suite 400
    Oakland, California 94612

P. Gerald Mills                               414,000(4)         6.7
    3333 Sargent Rd
    Jackson, Michigan 49201-8847

(1) Includes 15,793 shares held by his wife, 1,500 shares held by his wife as custodian, 2,401 shares held by him as custodian and 306 shares that may be acquired by Mark K. Rosenfeld or his wife as custodian on the conversion of debentures.

(2) Includes 7,312 shares held jointly with his wife, 18,418 shares held by his wife and 2,500 shares that may be acquired on exercise of options.

(3) Includes 11,445 shares held jointly with his wife, 325 shares held by him as custodian and 14,493 shares held by his wife.

(4) Includes 400,000 shares that may be acquired on exercise of options, including 100,000 granted on March 23, 2000.

      The following table and explanations provide information as of March 1, 2000 about shares of the Company's Common Stock beneficially owned by each director, each of the executive officers identified on page 9, and all directors and executive officers as a group.

                                            Amount and Nature of    Percent
      Name                                 Beneficial Ownership(1)  of Class
      ----                                 -----------------------  --------
Herbert S. Amster                                 25,500  (2)          *
Leslie E. Dietzman                                 1,500  (3)          *
Paul W. Gilbert                                  113,837  (4)         1.9
Herman S. Kohlmeyer, Jr.                         216,001  (5)         3.7
Theodore R. Kolman                                19,250  (6)          *
Kathleen McCree Lewis                              3,500  (7)          *
P. Gerald Mills                                  414,000  (8)         6.7
Michael T. Monahan                                 4,000  (9)          *
M. Marnette Perry                                  1,500 (10)          *
Philip H. Power                                    4,300 (11)          *
Beverly A. Rice                                   16,500 (12)          *
James A. Rodefeld                                 41,750 (13)          *
Richard Z. Rosenfeld                             128,564 (14)         2.2
Robert L. Rosenfeld, Ph.D.                       354,320 (15)         6.1
James L. Wolohan                                   3,500 (16)          *
All directors and executive officers
  (16 persons)                                 1,354,021 (17)        21.3

    * Less than 1% of the class

(1) Includes shares the spouse and/or minor children of the named individual owns or has the right to acquire individually or jointly with the named individual. Also includes shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 2000.

(2) Includes 10,000 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.

(3)  Includes 1,500 shares that may be acquired on exercise of options.

(4) Includes 25,000 shares subject to shared voting and investment power, 87,000 shares that may be acquired on exercise of options and 1,837 shares that may be acquired on conversion of debentures subject to shared voting and investment power.

(5) Includes 206,001 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.

(6)  Includes 19,250 shares that may be acquired on exercise of options.

(7)  Includes 2,500 shares that may be acquired on exercise of options.

(8) Includes 400,000 shares that may be acquired on exercise of options, including 100,000 granted on March 23, 2000.

(9)  Includes 2,500 shares that may be acquired on exercise of options.

(10) Includes 1,500 shares that may be acquired on exercise of options.

(11) Includes 2,500 shares that may be acquired on exercise of options.

(12) Includes 12,500 shares that may be acquired on exercise of options.

(13) Includes 31,750 shares that may be acquired on exercise of options.

(14) Includes 40,710 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.

(15) Includes 7,312 shares held jointly with his wife, 18,418 shares held by his wife and 2,500 shares that may be acquired on exercise of options.

(16) Includes 2,500 shares that may be acquired on exercise of options.

(17) Includes 577,875 shares that may be acquired on exercise of options and 1,837 shares that may be acquired on conversion of debentures.

                                      2
      Information about beneficial ownership set forth in the stock ownership tables is based on information furnished by the shareholder, director, or executive officer.

      The following additional information is furnished in explanation of the stock ownership tables:

      40,279 shares of Common Stock are held by Richard Z. Rosenfeld as trustee under a revocable Trust Agreement dated December 14, 1968, established by Jacques A. Preis. Richard Z. Rosenfeld disclaims any beneficial interest in the shares, but they are shown as beneficially owned by him.

      23,585 shares of Common Stock are held by Robert L. Rosenfeld as trustee under various trust agreements established for the issue of Mark K. Rosenfeld and David A. Rosenfeld. Robert L. Rosenfeld disclaims any beneficial interest in the shares, but they are shown as beneficially owned by him.

      As of December 31, 1999, David L. Babson and Company Incorporated, a registered investment advisor, exercised investment and voting discretion with respect to 582,400 shares of the Company's Common Stock which were owned by various investors. The foregoing information is based solely on a Schedule 13G report, dated January 27, 2000, filed by David L. Babson and Company Incorporated with the Securities and Exchange Commission.

         As of December 31, 1999, Dimensional Fund Advisors Inc., a registered investment advisor, was deemed to have beneficial ownership of 417,300 shares of the Company's Common Stock, all of which shares are held in portfolios of certain registered investment companies and certain other investment vehicles for all of which Dimensional Fund Advisors Inc. serves as investment manager and advisor. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. The foregoing information is based solely on a Schedule 13G report, dated February 4, 2000, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission.

      As of December 31, 1999 (i) Franklin Resources, Inc., a parent holding company, (ii) Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and (iii) Franklin Advisory Services, LLC., an investment advisor, were deemed to have sole voting and investment power over 384,300 shares of the Company's Common Stock. The address of Franklin Advisory Services, Inc. is One Parker Plaza, Sixteenth Floor, Ft. Lee, New Jersey 07024. The foregoing information is based on a
Schedule 13G report, dated January 19, 2000, filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. with the Securities and Exchange Commission.

      The shareholdings reported above exclude the beneficial interest of the executive officers of the Company in 227,673 shares of Common Stock held in the Company's pension and profit sharing plans.


Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding 10% or more of its Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "S.E.C."). The Company is required to report in this proxy statement any late filings of reports of stock transactions in fiscal 1999, and any known failure to file a required report. Based on written representations of its directors, executive officers and 10% shareholders, and copies of reports that have been filed with the S.E.C. and furnished to the Company, the Company believes that all such persons complied with the filing requirements for all transactions in fiscal 1999.


                                      3







                            ELECTION OF DIRECTORS

      The Company's Restated Articles of Incorporation provide for a Board of Directors consisting of not less than three members as determined by the affirmative vote of at least two-thirds of the entire Board. The directors are divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting are elected for a three-year term. If a quorum is present, the four nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.

      The directors whose term of office expires at the 2000 Annual Meeting of Shareholders are Leslie E. Dietzman, Paul W. Gilbert, Philip H. Power and Robert L. Rosenfeld (Class II directors). The Board of Directors has determined that the number of directors shall be twelve effective May 25, 2000, and has nominated Leslie E. Dietzman, Paul W. Gilbert, Philip H. Power, and Robert L. Rosenfeld, each of whom is a current director, as Class II Directors, to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified. The terms of office of the Class III and Class I Directors will expire at the annual meetings of shareholders in 2001 and 2002, respectively.

      It is intended that each proxy given pursuant to this solicitation will be voted in favor of election of each of the four director nominees named, unless the shareholder withholds authority to vote for any one or more or all nominees in the manner indicated on the proxy.

      Management has no reason to believe that any nominee will be unable to serve; but if any should be unable to serve, the persons named in the enclosed proxy will vote for a substitute nominee or nominees, and/or for fewer nominees, according to their judgment.

      Proxies cannot be voted for more than four nominees.

      The following information is furnished with respect to the members of the Board of Directors, whose term of office will continue after the 2000 Annual Meeting of Shareholders, and nominees:

                                                                            First               Current
                                 Principal Occupation and                   Became                Term
Name                            Positions with the Company         Age     Director    Class    Expires
----                            --------------------------         ---     --------    -----    -------
Herbert S. Amster (2)         Management consultant                 65       1967         I       2002

Leslie E. Dietzman (1)        President and                         57       1999        II       2000
                              Chief Executive Officer,
                              Family Christian Stores, Inc.
                              Grand Rapids, Michigan

Paul W. Gilbert (1,2)         Vice Chairman of the Board,           55       1988        II       2000
                              Jacobson Stores Inc.

Herman S. Kohlmeyer, Jr. (2)  Senior Vice President-Investments,    67       1971         I       2002
                              A.G. Edwards & Sons, Inc.
                              New Orleans, Louisiana


                                      4


                                                                                    First               Current
                                    Principal Occupation and                        Became                Term
Name                               Positions with the Company               Age    Director     Class   Expires
----                               --------------------------               ---    --------     -----   -------
Kathleen McCree Lewis          Attorney; member, Dykema Gossett             52       1993        III      2001
                               PLLC, Detroit, Michigan

P. Gerald Mills (2)            Chairman of the Board, President and         71       1996         I       2002
                               Chief Executive Officer,
                               Jacobson Stores Inc.

Michael T. Monahan (2,3)       President, Monahan Enterprises, LLC;         61       1990        III      2001
                               Chairman, Munder Capital Management
                               Bloomfield Hills, Michigan

M. Marnette Perry (2)          President,                                   49       1999          I      2002
                               Kroger Co. of Michigan
                               Livonia, Michigan

Philip H. Power (1,3)          Chairman of the Board, HomeTown              61       1985         II      2000
                               Communications Network, Inc.,
                               newspaper publisher, Livonia, Michigan


Richard Z. Rosenfeld (2,3)     Of  Counsel, Rosenfeld,                      68       1957        III      2001
                               Grover & Frang, P.C., Attorneys,
                               Jackson, Michigan; Secretary,
                               Jacobson Stores Inc.

Robert L. Rosenfeld, Ph.D. (1) Program Manager, Defense                     62       1967         II      2000
                               Advanced Research Projects Agency,
                               U.S. Department of Defense
                               Arlington, Virginia

James L. Wolohan               Chairman of the Board, President             48       1993        III      2001
                               and Chief Executive Officer, Wolohan
                               Lumber Co., Saginaw, Michigan

(1) Class II Directors, whose current term expires at the 2000 Annual Meeting; nominated to serve until 2003.

(2)  Members of the Executive Committee.

(3) See information on page 6 under the caption "Certain Relationships and Related Transactions".

      Mr. Amster has been an independent management consultant for the past five years. He is also a director of Mechanical Dynamics, Inc.

      Mr. Dietzman has been President and Chief Executive Officer of Family Christian Stores, Inc., a family-oriented bookstore, since 1992. He is also Chief Executive Officer of iBelieve.com.

      Mr. Gilbert has been Vice Chairman of the Board of the Company since 1993. He was also Vice President and Controller of the Company, 1976-1984, Senior Vice President and Chief Financial Officer, 1984-1988, Executive Vice President and Chief Financial Officer, 1988-1993 and Treasurer, 1991-1993.

      Mr. Kohlmeyer has been Senior Vice President - Investments of A.G. Edwards & Sons, Inc., a broker-dealer, since 1999. He held a similar position with Prudential Securities, Inc. 1988 - 1999.

      Ms. Lewis has been a member of Dykema Gossett PLLC, a law firm, since
1982.


                                      5






       Mr. Mills has served as Chairman of the Board and Chief Executive Officer of the Company since October 31, 1996, and also as President of the Company since December 20, 1996. He was Chairman and Chief Executive Officer of Dayton Corporation, 1978-1981; was Chairman and Chief Executive Officer, the J. L. Hudson Company, 1981-1983; was Chairman and Chief Executive Officer, Dayton Hudson Department Store Company and Executive Vice President, Dayton Hudson Corporation, 1983-1985; was Chairman and Chief Executive Officer, Millston Corporation, a specialty store retailer, 1986-1992; and was a business consultant from 1992-1996.

      Mr. Monahan has been President of Monahan Enterprises, LCC, an investment adviser, since June 1999 and has been Chairman of Munder Capital Management ("Munder"), an investment company, since January 2000. He was President and a director of Comerica Bank from June 1992 to May 1999 and Chief Executive Officer of Munder from October 1999 until January 2000. He is also a director of Hertz Corporation and of Munder.

      Ms. Perry has been President of Kroger Co. of Michigan, a division of the Kroger Co., a grocery retailer, since August 1997 and was Vice President of Merchandising for the Kroger Co., 1991-1997.

      Mr. Power founded HomeTown Communications Network, Inc., a publisher of newspapers, in 1965, and has been its Chairman of the Board since that date. He is also a director of Sensytech, Inc.

      Richard Z. Rosenfeld was a member of Rosenfeld, Grover & Frang, P.C., a law firm, from 1981 until his retirement in 1995, and he continues to serve of Counsel to the firm. He has been Secretary of Jacobson Stores Inc. since 1964.

      Dr. Robert L. Rosenfeld has been Program Manager, Defense Advanced Research Projects Agency (formerly Advanced Research Projects Agency) since 1985.

      Mr. Wolohan has been a director, President and Chief Executive Officer of Wolohan Lumber Co., a retailer of lumber building materials and home improvement products, since 1987, and has also been Chairman of the Board since 1995. He is also a director of Citizens Banking Corporation.

      Richard Z. Rosenfeld is the first cousin of Robert L. Rosenfeld.


Certain Relationships and Related Transactions

      The Company and its subsidiaries have business relationships and transactions in the ordinary course of business with the following entities, of which the directors of the Company named below are officers or directors. The Company considers that the terms of all transactions referred to are comparable to those which would have been reached with unaffiliated parties.

      The Company and its subsidiaries have an investment management agreement with Munder Capital Management ("Munder") whereby Munder provides investment management services for a portion of the assets held by the Company's defined pension benefit plan. Mr. Monahan has been Chairman of Munder since January 2000. In addition, the Company and its subsidiaries regularly deposit money with and borrow money from various banks, including Comerica Bank. Mr. Monahan was President and a director of Comerica Bank until May 1999. Information on the Company's relationship with Munder and the Company's banking relationships with Comerica Bank in fiscal 1999 is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation."

      The Company regularly advertises in various newspapers and other periodicals, including newspapers published by HomeTown Communications Network, Inc., of which Philip H. Power is Chairman of the Board. During its last fiscal year, the Company paid newspapers published by HomeTown Communications Network, Inc. $259,000 for advertising space.

      The Company retained Rosenfeld, Grover & Frang, P.C. for legal services in fiscal 1999. Richard Z. Rosenfeld serves of Counsel to that law firm. Information on the fees paid by the Company to that law firm is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation".


                                      6




Compensation of Directors

      The Company compensates its directors at the rate of $10,000 per year ($12,500 for committee chair) plus $750 for each Board meeting attended and each committee meeting attended, except that no director fees are paid to any director who is a full-time employee of the Company (Messrs. Mills and Gilbert). Directors are eligible to defer director fees, with interest thereon, until after termination of service as a director of the Company. The interest rate used by the Company's Deferred Compensation Plan, which is currently equal to the one-year Treasury Bill rate plus 125 basis points, or 7.44%, is determined from time to time by the Compensation Committee of the Board of Directors.

           Under the Company's Stock Option Plan of 1994, non-statutory stock options were granted in fiscal 1999 to the following directors who are not full-time employees of the Company, at the following prices, which in each case was the fair market value on the date of grant:

                                                        Exercise Price
  Name                                Options           per Share
----------------------------------------------------------------------
Herbert S. Amster                       500 sh.            $6 13/32
Leslie E. Dietzman                      500                 6 13/32
Herman S. Kohlmeyer, Jr.                500                 6 13/32
Kathleen McCree Lewis                   500                 6 13/32
Michael T. Monahan                      500                 6 13/32
M. Marnette Perry                       500                 6 13/32
Philip H. Power                         500                 6 13/32
Richard Z. Rosenfeld                    500                 6 13/32
Robert L. Rosenfeld, Ph.D.              500                 6 13/32
James L. Wolohan                        500                 6 13/32

      The term of each director option is five years. No director options were exercised during 1999.


Committees and Meetings of the Board of Directors

      The Company's Board of Directors held six meetings during the year ended January 29, 2000.

      There are four permanent committees of the Board of Directors:
Executive Committee, Audit Committee, Compensation Committee and Directors Committee.

      The Executive Committee did not meet during the year. The Executive Committee has the authority of the Board of Directors, between Board meetings, to take action and adopt resolutions in the ordinary course of business of the Company. The Executive Committee also has authority with respect to any matters designated by the Board of Directors, subject to any limitations in the Michigan Business Corporation Act.

      The Audit Committee consists of Directors Wolohan (Chair), Dietzman, Lewis, Power and Robert L. Rosenfeld. It met three times during the year. The Audit Committee reviews the Company's accounting policies and reporting practices, and the adequacy of the system of internal controls; reviews and evaluates the scope and results of the audits completed by the Company's internal auditors; recommends to the Board, subject to shareholder approval, the selection of independent public accountants; reviews the quality standards maintained in their audit of the Company's financial statements; and evaluates their independence and professional competence, as well as the scope and results of their audit.


                                      7





      The Compensation Committee consists of Directors Kohlmeyer (Chair), Lewis, Monahan, Perry and Robert L. Rosenfeld. It met three times during the year. It provides general oversight for the compensation and benefit policies of the Company; reviews the development of corporate management and succession, including considering the Chairman of the Board, President and Chief Executive Officer's recommendations for officer promotions and compensation; reviews the salaries, bonuses and total compensation levels of Company officers; reviews the Company's employee benefit plans and policies; administers the Company's Deferred Compensation Plan; evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers; and serves as the employee option committee under the Company's Stock Option Plan of 1994.

      The Directors Committee consists of Directors Power (Chair), Amster, Dietzman, Mills, Richard Z. Rosenfeld and Wolohan. It met two times during the year. The Directors Committee determines a desirable balance of expertise among Board members; identifies and recommends to the Board qualified candidates to fill positions and vacancies on the Board; considers director nominees proposed by shareholders and recommends to the Board the slate of director nominees for election by the shareholders at the Annual Meeting; reviews and recommends to the Board the performance criteria for members of the Board, the size of the Board, the committee structure and assignments, and the conduct and frequency of Board meetings; reviews and recommends compensation arrangements for members of the Board; and evaluates the performance of the members of the Board and assesses the Board's effectiveness as a whole.

        The Company's Restated Articles of Incorporation contain procedures to be followed by any shareholder who intends to nominate a candidate for the Board of Directors. A written notice should be delivered to the Secretary of the Company not less than 120 days before the anniversary date of the Company's proxy statement for the previous year's annual meeting of shareholders. The notice should set forth the name, age, business address and residence address of each nominee proposed; the principal occupation or employment of each nominee; the number of shares of stock of the Company which are beneficially owned by each nominee; a statement that the nominee is willing to be nominated; and such other information concerning each nominee as is required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. Any nomination not made in accordance with this procedure will be void.

      During the year, every director attended at least 75% of the meetings of the Board and any committees on which the director served.


                                      8








                            EXECUTIVE COMPENSATION

      The following table and footnotes summarize the compensation for the last three fiscal years of the Company's Chief Executive Officer during fiscal 1999 and the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of fiscal 1999:

                          Summary Compensation Table

                                                                            Long-Term
                                                                          Compensation
                                                                          ------------
                                                                             Awards
                                                                          ------------
                                                        Annual             Securities
                                                    Compensation(1)       Underlying
                                                 --------------------       Options/        All Other
                                                  Salary       Bonus          SARs       Compensation(2)
Name and Principal Position             Year        ($)         ($)           (#)              ($)
---------------------------             ----      ------       -----      -----------    ---------------
P. Gerald Mills                         1999     $340,274    $     0              0         $ 4,892
    Chairman of the Board, President    1998      285,000          0              0           4,710
    and Chief Executive Officer         1997      221,000          0              0           2,210

 Paul W. Gilbert                        1999      340,274          0         20,000           2,511
    Vice Chairman of the Board          1998      295,000          0         25,000           2,136
                                        1997      280,289          0         25,000           1,447

James A. Rodefeld                       1999      240,274          0         17,000           5,556
    Executive Vice President -          1998      188,500          0         20,000           3,573
    Marketing & Stores                  1997      132,596          0         15,000             625

Theodore R. Kolman                      1999      166,220          0          5,000           2,982
    Senior Vice President -             1998      148,500          0          7,500           2,922
    General Merchandise Manager         1997      142,692     70,000          7,500           1,755

Beverly A. Rice                         1999      128,192          0          5,000           2,783
    Senior Vice President -             1998       94,230          0          7,500           2,783
    Fashion & Merchandising Strategy    1997       71,346          0          5,000           1,391

(1) The only types of other annual compensation for each of the named executive officers were in the form of perquisites in amounts less than the level required for reporting.

(2) The amounts shown as other compensation include for 1999: (a) Company contributions to the Jacobson's Retirement Savings & Profit Sharing Plan (401(k) plan) (Mr. Mills $470; Mr. Gilbert $960; Mr. Rodefeld $960; and Mr. Kolman $960) and (b) amounts paid by the Company for term life insurance (Mr. Mills $4,422; Mr. Gilbert $1,551; Mr. Rodefeld $4,596; Mr. Kolman $2,022 and Ms. Rice $2,783).



                                      9





Options

      The table below reports options granted during the last fiscal year to each of the executive officers of the Company listed in the Summary Compensation Table on page 9. The Company has not granted any stock appreciation rights (SARs).

                    Option/SAR Grants in Last Fiscal Year

                         Individual Grants                                               Potential
----------------------------------------------------------------------------------- Realizable Value at
                     Number of       % of Total                                        Assumed Annual
                     Securities     Options/SARs                                    Rates of Stock Price
                     Underlying      Granted to                                        Appreciation
                    Options/SARs     Employees      Exercise                          for Option Term
                      Granted        in Fiscal   or Base Price    Expiration        --------------------
Name                    (#)             Year         ($/sh)          Date            5%($)        10%($)
--------------------------------------------------------------------------------------------------------
P. Gerald Mills           -             -               -                -             -           -
Paul W. Gilbert        20,000          16.7%         $6.500     March 24, 2009      $81,756     $207,187
James A. Rodefeld      17,000          14.2           6.500     March 24, 2009       69,493      176,108
Theodore R. Kolman      5,000           4.2           6.500     March 24, 2009       20,439       51,797
Beverly A. Rice         5,000           4.2           6.500     March 24, 2009       20,439       51,797

      Each option referred to in the foregoing table is a non-statutory option and has a term of ten years. The options granted vest at the rate of 25% per year, commencing on the first anniversary of the date of grant. The exercise price is not less than the market value of the Company's Common Stock on the date of grant.

      The table below reports options exercised in the last fiscal year by each of the executive officers of the Company listed in the Summary Compensation Table on page 9, and the number and fiscal year-end value of options held by each such executive officer.

             Aggregated Option/SAR Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/SAR Values

                                                           Number of Securities         Value of Unexercised
                                                          Underlying Unexercised     In-The-Money Options/SARs
                     Shares Acquired     Value      Options/SARs at Fiscal Year-end    at Fiscal Year-end(1)
                       on Exercise    Realized(1)                   (#)                         ($)
Name                       (#)            ($)           Exercisable/Unexercisable    Exercisable/Unexercisable
----                 ---------------  -----------   -------------------------------  -------------------------
P. Gerald Mills             0             $0                 300,000 /    0                  $ 0/0
Paul W. Gilbert             0              0                  75,750 / 61,250                  0/0
James A. Rodefeld           0              0                  22,500 / 39,500                  0/0
Theodore R. Kolman          0              0                  16,125 / 14,375                  0/0
Beverly A. Rice             0              0                   9,375 / 13,125                  0/0

(1) Market value of underlying securities at exercise or fiscal year-end, minus the exercise or base price.


                                      10




Long-Term Incentive Plans

      The Company does not have a long-term incentive plan.



Pension Plan

      The following table summarizes annual benefits under the Company's pension plan:

                                  Years of Service
   Average          -------------------------------------------
Remuneration           15          20          25          30
---------------------------------------------------------------
  $125,000          $11,250     $15,000     $18,750     $22,500
   150,000           13,500      18,000      22,500      27,000
   175,000           15,750      21,000      26,250      31,500
   200,000           18,000      24,000      30,000      36,000
   225,000           20,250      27,000      33,750      40,500
   250,000           22,500      30,000      37,500      45,000
   300,000           27,000      36,000      45,000      54,000
   350,000           31,500      42,000      52,500      63,000

      The Plan recognizes a maximum of 30 years credited service.

      Benefits under the plan are based on an employee's cash compensation, including contributions to the Company's 401(k) plan, but excluding deferred compensation and compensation which exceeds the applicable limitation under the Internal Revenue Code. Benefits under the plan prior to an amendment were computed on the basis of total compensation for the 30 calendar years during which an employee's compensation was highest, or the entire period of employment if less than 30 years. Effective January 1, 1998, the pension plan of the Company was modified to provide benefits to employees as illustrated in the above table. Benefits of the amended plan are computed on the basis of the average yearly compensation for the highest five consecutive years during the ten years preceding the employee's last day of employment. In accordance with the plan provisions, all present and former employees as of January 1, 1998 will receive the greater of the benefits as determined under the prior plan and under the terms of the modified plan. Certain of the executive officers' minimum annual benefits will be determined as 1% of their total compensation, subject to the limitations described herein, during their years of service with the Company, plus $100. Benefits are paid as a monthly annuity, and are not subject to deduction for social security or other offset amounts.

      For each of the executive officers named in the Summary Compensation Table, all of their salary reported in the Summary Compensation Table, including the Company's contributions on their behalf to the 401(k) plan, are eligible for consideration in computing their benefits under the pension plan, subject to the applicable limitation under the Internal Revenue Code. That limitation was $160,000 for 1999, 1998 and 1997.

      The years of credited service of the executive officers named in the Summary Compensation Table are:

                                        Years of Service
                                        ----------------
          P. Gerald Mills                    3 years
          Paul W. Gilbert                   25 years
          James A. Rodefeld                  3 years
          Theodore R. Kolman                 9 years
          Beverly A. Rice                    3 years


                                      11




                   Executive Officers Employment Agreements

      The Company's employment agreement with P. Gerald Mills, as amended effective April 15, 2000, is for a term ending April 15, 2001 at an annual salary of $425,000. The Agreement authorizes Mr. Mills to defer payment of any part of the salary and interest thereon until after his retirement or death pursuant to the Company's Deferred Compensation Plan. None of Mr. Mills' salary for the year ended January 29, 2000 was deferred. Pursuant to the agreement, Mr. Mills is entitled (i) to participate in the Company's management incentive plan, (ii) to four weeks of vacation a year, and (iii) to participate in such other plans and additional benefits as are generally available to other executives and for which he is eligible. Mr. Mills' agreement provides an option to purchase 300,000 shares of Common Stock, which was granted to him on October 31, 1996, and which vested in one-third cumulative annual installments beginning October 31, 1996 and was fully vested as of October 31, 1998.

      The agreement provides that, in the event of the termination of Mr. Mills' employment during the term of the agreement as a result of death or disability, or termination by the Company for cause, (i) he will be entitled to his accrued salary through the date of termination and a pro-rata bonus, if any, for the year of such termination, based on the actual number of days worked in that year, and (ii) if such termination is a result of Mr. Mills' death or disability, he will be entitled to any benefits contained in any wage continuation program, insurance or other employee benefit plans that are generally applicable to all executive officers of the Company and that are maintained by the Company at that time. If such termination is by the Company without cause, Mr. Mills' salary and benefits will be continued as described below. His agreement also includes change in control severance provisions as described below.

      The Company's employment agreements with Messrs. Gilbert and Rodefeld are for a term of three years currently ending April 14, 2002, which term is automatically extended one year each April 15, unless either party gives the other notice that such extension will not occur. Effective April 15, 2000, Mr. Gilbert's and Mr. Rodefeld's annual salaries under their agreements are $400,000 and $300,000, respectively. The agreements authorize the executive to defer payment of any part of the salary and interest thereon until after the executive's retirement or death pursuant to the Company's Deferred Compensation Plan. None of the executives' salaries for the year ended January 29, 2000 was deferred. The agreements also provide that, in the event of the death of the executive during the term of the agreement, (i) his salary will continue for two years at the rate in effect immediately before his death, (ii) he will receive a pro-rata bonus for the year of death, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical and hospitalization insurance for his spouse and dependents for five years. The Company may offset against these payments the proceeds of any increased insurance it provides on Mr. Gilbert's life after January 31, 1996 and on Mr. Rodefeld's life after April 15, 1998.

      If the executive's employment is terminated as a result of his disability during the term of the agreement (i) his salary will continue for two years at the rate in effect immediately before his disability and then at one-half such rate for one more year, (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical, hospitalization and life insurance for the executive, his spouse and dependents for five years. The Company may offset against these payments (i) any disability benefits paid under any insurance maintained by the Company, and (ii) if the executive dies while these payments are being made, the proceeds of any increased insurance the Company provides on Mr. Gilbert's life after January 31, 1996, and on Mr. Rodefeld's life after April 15, 1998.

      If the Company terminates employment of Messrs. Mills, Gilbert or Rodefeld without cause before the expiration of the term (i) the executive's salary will continue, at the rate in effect immediately before termination, and the Company will provide continued medical and hospitalization insurance, for the balance of the term of the agreement or one year, whichever is greater, and (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year. Commencing one year after termination, the Company's continuing payment obligation, if any, will be reduced by the amount of any salary, consulting fees, or other compensation or remuneration for services thereafter received by him with respect to any remaining part of the period covered by the Company's obligation, and the Company's continuing medical and hospitalization insurance obligation shall be reduced by the amount of any other medical and hospitalization insurance provided to the executive with respect to any remaining part of such period.


      The Company's employment agreements with Messrs. Mills, Gilbert and Rodefeld also provide for change in control severance benefits described below if (i) a change in control of the Company occurs within the period described below, and (ii) (A) the executive's employment is terminated by the Company without cause or by the executive for good reason during the period beginning 90 days before the change in control and ending two years after the change in control, or (B) the executive terminates his employment with the Company at any time during the 3rd month after the change in control for any reason or for no reason. The change in control must occur on or before the earliest of (A) the expiration of the term of the written employment agreement between the executive and the Company, and (B) the executive's death or disability.


                                      12





      For purposes of the agreements, a change in control generally includes
(i) the acquisition by any person or group (excluding specified persons affiliated with the Company) of 20% or more of the Company's voting securities, (ii) various business combinations involving the Company if the Company's shareholders do not own more than 50% of the surviving entity,
(iii) specified sales of substantially all of the Company's assets, and (iv) the continuing directors of the Company cease to be a majority of the Company's directors.

      The severance benefits provided by the agreement in the event of a change in control are (i) a lump-sum cash payment equal to (a) the amount of the executive's salary for a period of two years after termination of employment, or through the termination date of his employment agreement with the Company, whichever is greater (the "Time "), (b) a pro-rata bonus for the year of termination, equal to the prior year's bonus adjusted for the actual number of days worked in the year of termination, and (c) the executive's prior year's bonus multiplied by the Time (in years and fractions of a partial year), and (ii) continued medical, dental, life, disability, hospitalization, optical and prescription drug coverage, automobile allowances and benefits during the Time and, if applicable, payments under the Company's Split Dollar Agreement with Mr. Gilbert, during the Time. Pursuant to the agreement, the executive has also agreed to non-competition, confidentiality, and non-solicitation provisions.

      In the event that any payments made in connection with the change in control provisions would be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code, the agreement provides that the Company is obligated to make the executive whole with respect to such excise tax and any related income tax.

      The Company has an agreement with Mr. Kolman and Ms. Rice for a term of one year ending April 15, 2001, at an annual salary of $185,000 and $150,000, respectively. The agreements provide that if the Company terminates the executive's employment without cause or if the executive terminates his or her employment for good reason within one year after a change in control of the Company (defined as described above in connection with the agreements with Messrs. Mills, Gilbert and Rodefeld) each of their salary will continue for a period of 24 months after the change in control occurred. If employment is terminated because of any other termination by the Company or the executive for any or no reason or because of his or her death, permanent incapacity or retirement, benefits may continue to the extent provided in any severance program, wage continuation program, insurance or other employee benefit plans that are generally applicable to all employees of the Company and that are maintained by the Company at that time.

      The Jacobson Stock Option Plan of 1994 provides that all options granted to employees under that plan shall become immediately exercisable in full immediately before a change in control of the Company. The definition of change in control under the Plan is substantially the same as the definition as described above.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company's Board of Directors since May 27, 1999 has consisted of Directors Kohlmeyer (Chair), Lewis, Monahan, Perry and Robert L. Rosenfeld. During fiscal 1999 before May 27, 1999 Director Richard Z. Rosenfeld was also a member of the Compensation Committee instead of directors Lewis and Perry.

         During fiscal 1999 Richard Z. Rosenfeld served as Secretary of the Company. No executive officer of the Company serves as a director or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers also serves as a director of the Company.

      Mr. Monahan was President and director of both Comerica Bank and Comerica Incorporated until May 1999. During its last fiscal year, the Company and its subsidiaries paid $1,055,000 in interest to Comerica Bank at rates ranging from 7.22% to 8.75% and paid $25,000 in fees to Comerica Bank pursuant to its Revolving Credit loan agreement. At January 29, 2000, the total unpaid principal balance of all borrowings of the Company and its subsidiaries from Comerica Bank was $10,720,000. Comerica Bank is also a depository of funds of the Company and its subsidiaries and trustee of the Company's Pension Plan, which holds 28,890 shares of the Company's Common Stock. The Company paid approximately $75,000 in fees for such services in fiscal 1999.

      Mr. Monahan is Chairman of Munder Capital Management ("Munder") and during fiscal 1999 also served as their Chief Executive Officer. The Company has engaged the services of Munder Capital Management as an investment manager for a portion of the assets maintained by its defined pension benefit plan since 1990 and prior to Mr. Monahan's service to Munder. During its last fiscal year, the Company's defined pension benefit plan paid investment fees to Munder of $ 66,628.

      Richard Z. Rosenfeld serves of Counsel to Rosenfeld, Grover & Frang, P.C., and the firm provides legal services to the Company. Mr. Rosenfeld is also Secretary of the Company. During its last fiscal year, the Company paid Rosenfeld, Grover & Frang, P.C. $6,600 for legal services and $150 for reimbursed expenses.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") provides general oversight for the compensation and benefit policies of the Company, reviews the development of corporate management and succession, including considering the Chairman of the Board, President and Chief Executive Officer's recommendations for officer promotions and compensation, reviews the salaries, bonuses and total compensation levels of Company officers, reviews the Company's employee benefit plans and policies, administers the Company's Deferred Compensation Plan, and evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers (including those named in the Summary Compensation Table on page 9). The Committee also serves as the employee option committee under the Company's Stock Option Plan of 1994.

      The Committee uses a number of resources to assist the Committee in making informed decisions regarding compensation. In prior years, the Committee has obtained Company research on industry practices and financial performance, including those of companies included in the Company's peer group index, as support to the Committee in fulfilling its responsibilities. In addition, the Company and the Committee have, in prior years, consulted with independent compensation consultants.

      The Company seeks to provide executive compensation that will support achievement of the Company's goals while attracting and retaining talented executives and rewarding superior performance. The Company implements this policy through salaries, bonuses, stock options, employment and severance agreements, and benefit plans which are generally available to all Company employees.

      Base salary. The Company's practice is to set base salary levels for the Company's executive officers which generally approximate the median salary levels of executive officers in other companies of comparable size within the retail industry, taking into consideration the position's complexity, responsibility, working environment, and need for special expertise. Increases in base salary are determined by the Committee's subjective evaluation of the Company's performance and financial condition, the executive's individual performance and position in the salary range, and management's recommendations. The salary increases given to executives in 1999 were based primarily on management's recommendations, the Company's improved financial performance in fiscal 1998 and the Committee's judgment that their salaries, adjusted for inflation, were low relative to executives at comparable companies.

                                      14



      Bonuses. The Company has a bonus plan to compensate its executive officers for achieving the Company's return on sales target set near the beginning of each fiscal year and for their individual performance during the year. Bonuses are intended to make a significant portion of each executive officer's compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals and increase shareholder value. They are also intended to establish high levels for expected performance, foster awareness of the benefits of teamwork, and recognize the executive officer's individual contributions to the Company.

      For the fiscal year ended January 29, 2000, the Jacobson Stores Inc. 1999 Management Incentive Plan (the "1999 Plan") covered all the executive officers of the Company. Pursuant to the 1999 Plan, a bonus pool was established for each executive officer equal to 15% to 35% of the executive officer's 1999 base salary if 100% of the corporate and individual performance targets were reached. The bonus pool was to be reduced pro-rata for performance less than the target and eliminated entirely if certain minimum performance thresholds (approximately 71% of the targets) were not met, or increased to a maximum of 22.5% to 52.2% of base salary if 130% of the targets were achieved. For Messrs. Mills, Gilbert and Rodefeld, 75% of their bonuses under the plan were payable based on the Company's targeted return on sales, and 25% of their bonuses under the plan were payable at the discretion of the Board, based on the Committee's recommendations after its subjective evaluation of the executive's individual contribution to the implementation of the Company's strategic business plan. For Mr. Kolman and Ms. Rice, 50% of their bonuses under the plan were payable based on the Company's targeted return on sales, and the remaining 50% of their bonuses under the plan on the executive's individual performance specific to their position. Under the 1999 Plan, bonuses would be paid only if the Company achieved or exceeded its threshold return on sales.

      In 1999, no bonuses were paid under the Plan, as the Company did not meet the threshold return on sales.


      Stock Options. The Company's practice is to award stock options to the Company's executive officers in amounts reflecting the Committee's subjective evaluation of the executive officer's position and ability to influence the Company's overall performance, previously issued option grants, the amount necessary to attract new executives, and management's recommendations, without any specific weight being given to any of these factors. Options are intended to provide executives with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of the executive officers with the interests of the shareholders of the Company, and to attract and retain qualified employees. The Company made its 1999 annual key employee option grants in March 1999.

      Stock options granted in fiscal 1999 are non-statutory options, have a term of ten years, and generally vest at the rate of 25% per year commencing on the first anniversary of the date of grant to provide a long-term incentive. The exercise price is not less than the fair market value of the underlying shares at the date of grant. Such options only provide compensation if the Company's stock price increases.

      Employment Agreements. The Company's practice is to have written employment agreements with all officers to provide them with specified periods of employment, salaries and severance benefits, including change in control severance provisions. The employment agreements with each of the Company's executive officers named in the Summary Compensation Table are summarized on pages 12-13 of this proxy statement.

      Section 162 (m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has not had more than $1 million in compensation deductions for any executive officer in any one year, but the Compensation Committee reserves the right to recommend the payment of compensation to the Company's executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.


                                      15





      Basis for Compensation of P. Gerald Mills. Factors used by the Committee in evaluating Mr. Mills' performance as Chairman of the Board, President and Chief Executive Officer included the Company's 1999 financial performance compared to the previous year, strategic planning, organizational development and reorganization, investor and vendor relations, formulation of major corporate policies, including corporate governance policies, keeping the Board fully informed on the condition of the Company, and working with the directors to effectively use their talents to the best strategic advantage of the Company. The Committee recommended that the Company enter into an amendment to its employment agreement with Mr. Mills extending its term one year, increasing his base salary and modifying the change in control threshold to be consistent with the Company's shareholder rights plan (see "Executive Officers Employment Agreements" above), based on its judgment of what was appropriate in Mr. Mills' agreement and the terms that were necessary to retain Mr. Mills with the Company. The salary in Mr. Mills' amended employment agreement increased from his fiscal 1998 base salary based on the Committee's judgment that his salary was low relative to other Chief Executive Officers at comparable companies and the salaries of other Company officers. No bonus was approved for Mr. Mills for fiscal 1999 because the Company did not meet its threshold return on sales target under the 1999 Plan. Mr. Mills was granted options upon his employment with the Company as described in the "Summary Compensation Table" on page 9. No additional options were granted to Mr. Mills during 1999 based on the amount of previously issued stock options.

                                  COMPENSATION COMMITTEE

                                          Herman S. Kohlmeyer, Jr., Chair
                                          Kathleen M. Lewis
                                          Michael T. Monahan
                                          M. Marnette Perry
                                          Robert L. Rosenfeld


Performance Graph

      The following graph compares the Company's cumulative shareholder return on its Common Stock for the last five fiscal years with the cumulative total return of retailers in a peer group index, and with the cumulative total return of companies included in the Total Return Index for The Nasdaq Stock Market (U.S. Companies), a broad equity market index.

               Comparison of Five Year Cumulative Total Return*
    Among Jacobson Stores Inc., The Nasdaq Stock Market (U.S. Companies),
                            and Peer Group Index

             (A paper copy of the Performance Graph is contained
                in the Company's definitive proxy statement.)

      *Assumes $100 invested on January 28, 1995 in Jacobson Common Stock, The Nasdaq Stock Market (U.S. Companies), and an index comprised of Peer Group companies. Total Return assumes reinvestment of dividends.

      The dollar values for total shareholder return plotted in the graph above are shown in the table below.

--------------------------------------------------------------------------
                1-28-95   1-27-96    1-25-97   1-31-98   1-30-99   1-29-00
--------------------------------------------------------------------------
Jacobson's        100        88         79       135        70        54
Nasdaq Market     100       138        182       218       340       513
Peer Group        100       112        139       196       264       225


                                      16




      The peer group included in the graph is comprised of eleven retail companies offering mainly apparel and accessories. The members of the peer group are as follows: AnnTaylor Stores Corp., Bon-Ton Stores, Inc.; Target Corporation (formerly Dayton Hudson Corp.); Dillard's, Inc.; Federated Department Stores, Inc.; Gottschalks Inc.; May Department Stores Company; Neiman Marcus Group, Inc.; Nordstrom, Inc.; Saks Inc. (formerly Proffitt's, Inc.); and Talbots, Inc. The shareholder returns for each of these companies have been weighted according to each company's stock market capitalization at the beginning of each period.


                           APPOINTMENT OF AUDITORS

      Arthur Andersen LLP, independent public accountants, have been auditors for Jacobson Stores Inc. and its subsidiaries since 1960. One or more representatives of that firm are expected to be present at the 2000 Annual Meeting, with the opportunity to make a statement if they want to do so, and will be available to respond to appropriate questions.

      The Board of Directors has nominated Arthur Andersen LLP as the auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending February 3, 2001. The following resolution will be offered at the meeting:

         "RESOLVED, that Arthur Andersen LLP, independent public accountants, be appointed auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending February 3, 2001."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION.

      Approval of this proposal is given by a majority of the votes cast. Broker non-votes and abstentions will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.


                                OTHER MATTERS

      Management does not know of any other matter to be brought before the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote according to their judgment.

      Votes in all matters will be counted by Norwest Shareowner Services whose address is P.O. Box 64859, St. Paul, MN 55164-9445.

Cost of Solicitation

      The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by a few employees of the Company; and brokers, banks and others known by the Company to hold Common Stock for other beneficial owners will be requested to forward proxies and proxy soliciting material to the beneficial owners and will be reimbursed for their expenses.



                                      17





Proposals for 2001 Annual Meeting

      Any shareholder's proposal intended to be presented at the 2001 Annual Meeting must be in writing, must comply with the requirements set forth in the Company's Restated Articles of Incorporation (summarized on page 8, above) and with the requirements of the Securities and Exchange Commission, should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Road, Jackson, Michigan 49201-8847, and must be received by the Company at that address no later than December 11, 2000, in order to be considered for inclusion in the Company's proxy material for that meeting.

      The Company must receive notice of any shareholder's proposals intended to be presented at the 2001 Annual Meeting that are not intended to be considered for inclusion in the Company's Proxy Statement and Proxy related to that meeting, no later than February 24, 2001 to be considered timely. Such proposals should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Rd., Jackson, Michigan 49201-8847 by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.



                                       By order of the Board of Directors,

                                       RICHARD Z. ROSENFELD, Secretary

Jackson, Michigan, April 10, 2000.



                                      18




                                  JACOBSON'S

PROXY                        JACOBSON STORES INC.                COMMON STOCK

                     2000 ANNUAL MEETING OF SHAREHOLDERS

                            Thursday, May 25, 2000

The undersigned appoint(s) P. GERALD MILLS and PHILIP H. POWER as proxies, each with power of substitution, and authorize(s) them to represent and vote as indicated below all shares of Common Stock of Jacobson Stores Inc. held of record by the undersigned on March 27, 2000, at the 2000 Annual Meeting of Shareholders, to be held May 25, 2000, and at any adjournments thereof.

1.  ELECTION OF DIRECTORS:    |_|  FOR all nominees listed below              |_|  WITHHOLD AUTHORITY
                                   (except as marked to the contrary below)        to vote for all nominees listed below
    Class II Directors to serve until the 2003 Annual Meeting of Shareholders:

01  Leslie E. Dietzman      02  Paul W. Gilbert         03  Philip H. Power         04    Robert L. Rosenfeld

                                                                       ---------------
(To withhold authority to vote for any individual nominee, write the   /             /
number(s) of the nominee(s) in the box provided to the right.)         /             /
                                                                       ---------------

                               Please fold here
-----------------------------------------------------------------------------
2.  APPOINTMENT OF AUDITORS:

    Proposal to appoint Arthur Andersen LLP as auditors for the fiscal year
    ending February 3, 2001   |_| For        |_| Against         |_| Abstain

3. In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting or any adjournments thereof.

This proxy is solicited on behalf of the Company's Board of Directors. Properly executed proxies will be voted as specified. If no direction is given or no instructions to the contrary are indicated, proxies will be voted FOR items 1 and 2 and according to the judgment of the proxies on all other matters.

The undersigned acknowledge(s) receipt of the Notice of the 2000 Annual Meeting of Shareholders, the Proxy Statement for said meeting, and the Annual Report of Jacobson Stores Inc. to its shareholders for the year ended January 29, 2000.

Please sign in the space provided exactly as name(s) appear(s) below. For joint accounts, each joint owner is requested to sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership, please sign in the name of the shareholder, sign your name, and give your title. Unsigned or improperly signed proxies will not be counted. Signed but unmarked proxies will be voted in accordance with the Board of Director's recommendation.

Address Change? Mark Box |_|  Indicate changes below:   Dated ________ , 2000

                                                        --------------------
                                                        /                  /
                                                        /                  /
                                                        /                  /
                                                        /                  /
                                                        --------------------

                                                        Signature(s) in Box
                                                        Please sign, date and
                                                        return this proxy
                                                        promptly in the
                                                        enclosed envelope.
                                                        This proxy will not
                                                        be used if you attend
                                                        the meeting in person
                                                        and so request.